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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

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                                  FORM 8-A/A
                               (Amendment No. 1)

           AMENDING FORM 8-A DATED DECEMBER 18, 1997 IN ITS ENTIRETY

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR (g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

                         PENTEGRA DENTAL GROUP, INC.
            (Exact name of registrant as specified in its charter)

              Delaware                                           76-0545043
(State of incorporation or organization)                      (I.R.S. Employer
                                                             Identification No.)

                             2999 North 44th Street
                                   Suite 650
                             Phoenix, Arizona 85018

          (Address of principal executive offices, including zip code)

        Securities to be registered pursuant to Section 12(b) of the Act:

      TITLE OF EACH CLASS                         NAME OF EACH EXCHANGE ON WHICH
      TO BE SO REGISTERED                         EACH CLASS IS TO BE REGISTERED

Common Stock, $0.001 Par Value                    American Stock Exchange, Inc.

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), check the following box. [X]

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

     Securities Act registration statement file number to which this form relates: 333-37633 (if applicable).

     Securities to be registered pursuant to Section 12(g) of the Act:

                                     None

                               (Title of Class)
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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

      The class of securities to be registered hereby is Common Stock, par value $.001 per share (the "Common Stock"), of Pentegra Dental Group, Inc., a Delaware corporation (the "Company"). For descriptions of the Common Stock, the other capital stock of the Company and certain anti-takeover provisions included in the charter of the Company, see the information set forth under the caption "Description of Capital Stock" in (i) the prospectus subject to completion dated December 11, 1997, included in Part I of Amendment No. 1 to the Registration Statement on Form S-1, Registration No. 333-37633 (the "Registration Statement") of the Company, originally filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), on October 10, 1997, and (ii) the related final form of prospectus to be filed with the Commission under Rule 424(b) of the Securities Act, which descriptions are incorporated herein by reference. Any statement contained in a document incorporated herein by reference shall be deemed to be modified or superseded for purposes hereof to the extent that another document incorporated herein by reference modifies or supersedes such previous statement.

ITEM 2.  EXHIBITS

      The following exhibits are filed as part of this Registration Statement on Form 8-A:

*1 Form of certificate representing Common Stock (incorporated herein by reference to Exhibit 4.1 of the Registration Statement).

*2(a) Restated Certificate of Incorporation of the Company (incorporated herein by reference to Exhibit 3.1 of the Registration Statement).

*2(b) Bylaws of the Company (incorporated herein by reference to Exhibit 3.2 of the Registration Statement).

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  *   Incorporated by reference as indicated pursuant to Rule 12b-32.





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                                   SIGNATURES

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       PENTEGRA DENTAL GROUP, INC.



                                       By  /s/ Kimberlee K. Rozman
                                           ------------------------------
                                           Kimberlee K. Rozman
                                           Senior Vice President, General
                                           Counsel and Secretary

Date:  December 24, 1997





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